UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-55617

Maryland	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.Submission of Matters to a Vote of Security Holders.

Strategic Storage Trust II, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 12, 2018 (the “2018 Annual Meeting”). Set forth below are the final voting results from the 2018 Annual Meeting.

Proposal One

The following directors were each elected by the following vote to serve as a director until the 2019 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified:

	Votes For	Votes Withheld
H. Michael Schwartz	29,163,964	742,443
Paula Mathews	29,201,577	704,830
Timothy S. Morris	29,174,393	732,014
David J. Mueller	29,186,004	720,403
Harold “Skip” Perry	29,124,650	781,757

Proposal Two

The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 was ratified by the stockholders by the following vote:

Votes For	Votes Against	Votes Abstained
28,655,278	204,342	1,046,787

* The numbers in the tables above are rounded to the nearest share.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust II, Inc.
Date: June 15, 2018	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer